EXHIBIT 3(b)

           Consent of Messrs. Sutherland, Asbill and Brennan, L.L.P.



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                [Sutherland, Asbill & Brennan L.L.P. Letterhead]

1275 Pennsylvania Avenue, N.W.                          TEL: (202) 383-0100
Washington, D.C. 20004-2404                             FAX: (202) 637-3593


                                 April 29, 1997



The Life Insurance Company of Virginia
6610 West Broad Street
Richmond, Virginia  23230

                RE: Life of Virginia Separate Account II
                ----------------------------------------

Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 14 to the Registration Statement on Form S-6 filed by Life of Virginia Separate Account II for certain variable life insurance contracts (File No. 33-9651). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                          By /s/STEPHEN E. ROTH
                                            -------------------
                                            Stephen E. Roth